Exhibit 99.1
4Q 2022 UPDATE N Y S E : E VA March 14, 2023

4 Q 2 2 U P D A T E FORWARD-LOOKING STATEMENTS Cautionary Note Concerning Forward-Looking Statements The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Enviva’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to: (i) the volume and quality of products that Enviva is able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at its wood pellet production plants or deep-water marine terminals; (ii) the prices at which Enviva is able to sell its products; (iii) Enviva’s ability to successfully negotiate, complete, and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions; (iv) failure of Enviva’s customers, vendors, and shipping partners to pay or perform their contractual obligations to Enviva; (v) Enviva’s inability to successfully execute its project development, capacity, expansion, and new facility construction activities on time and within budget; (vi) the creditworthiness of Enviva’s contract counterparties; (vii) the amount of low-cost wood fiber that Enviva is able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by Enviva’s suppliers; (viii) changes in the price and availability of natural gas, coal, or other sources of energy; (ix) changes in prevailing economic and market conditions; (x) inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; (xi) fires, explosions, or other accidents; (xii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; (xiii) changes in domestic and foreign tax laws and regulations affecting the taxation of Enviva’s business and investors; (xiv) changes in the regulatory treatment of biomass in core and emerging markets; (xv) Enviva’s inability to acquire or maintain necessary permits or rights for its production, transportation, or terminaling operations; (xvi) changes in the price and availability of transportation; (xvii) changes in foreign currency exchange or interest rates, and the failure of Enviva’s hedging arrangements to effectively reduce its exposure to related risks; (xviii) risks related to Enviva’s indebtedness, including the levels and maturity date of such indebtedness; (xix) Enviva’s failure to maintain effective quality control systems at its wood pellet production plants and deep-water marine terminals, which could lead to the rejection of Enviva’s products by its customers; (xx) changes in the quality specifications for Enviva’s products that are required by its customers; (xxi) labor disputes, unionization, or similar collective actions; (xxii) Enviva’s inability to hire, train, or retain qualified personnel to manage and operate its business and newly acquired assets; (xxiii) the possibility of cyber and malware attacks; (xxiv) Enviva’s inability to borrow funds and access capital markets; (xxv) viral contagions or pandemic diseases, such as COVID-19; and (xxvi) overall domestic and global political and economic conditions, including the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict, including the ongoing conflict in Ukraine, rising inflation levels and government efforts to reduce inflation, or a prolonged recession. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov. This presentation includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to the most comparable GAAP measures is provided in this presentation. Please refer to slides 25 through 31. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications, or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

INDEX

ABOUT ENVIVA 4
4Q22 FINANCIAL HIGHLIGHTS 8
CAPITAL PROJECTS OVERVIEW 17
SUSTAINABILITY INFORMATION 21
NON-GAAP FINANCIAL MEASURES 24
SUPPLEMENTAL INFORMATION 32



enviva | 4Q22 UPDATE
3

Q 2 2 0 2 2 U P D A T E ABOUT ENVIVA

HIGH-GROWTH, ESG PURE-PLAY WITH LONG-TERM CONTRACTED REVENUES

~6.2 Million MTPY[1] of Nameplate Production Capacity

World's largest industrial-grade wood pellet producer
Committed to offsetting our Scope 1 and 2 greenhouse gas (GHG) emissions from operations by 2030[2]

~$24 Billion[3] Take-Or-Pay Contracted Backlog

Total weighted-average remaining term of ~14 years

Building Fully Contracted Plants at Expected ~5x Adjusted EBITDA Multiple[4]

Visibility into doubling[5] adjusted EBITDA under existing sales and asset development pipelines[6]

Robust Long-Term Demand

Growing, $50+ billion[7] customer sales pipeline driven by transition from traditional energy sources used in power and heat generation and hard-to-abate sectors

Attractive Dividend Yield

2023 Dividend Guidance of $3.62 per share of common stock

Conservative Financial Policies[8] Green Finance Framework[9]

Prioritizing conservative leverage (target ratio of 3.5x – 4.0x) while transitioning to self-funding growth model by 2027

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

5

ENVIVA'S **OPERATIONS**

Forest



It all begins with sustainable wood biomass sourced mainly as residue from traditional sawtimber harvests in the U.S. Southeast, one of the world's most robust areas of forest growth and sustainable management.[1] These working forests provide one-fifth of the wood used worldwide each year.[2]

Receiving



The low-value wood we buy comes primarily from family forest owners who manage their land in a manner that adheres to our strict sustainability standards, as set forth in our Responsible Sourcing Policy[3]. We track and trace this wood, and transport it to our facilities for processing.

Sizing



The forest-source biomass is milled into uniform chips for the dryer as well as to provide bark as a fuel source for the drying process.

Drying



The chips enter a biomass fueled dryer that reduces the natural moisture content of the wood. The dry fiber is then sent to hammermills to further reduce its size and refine the fiber for pelletizing.

Pelletizing



The dried wood fiber is extruded through a pellet press at high pressure. Naturally occurring lignin in the wood acts like an adhesive forming a protective layer around the pellet. No chemicals are used in the pellet manufacturing process.

Port Facilities



Our strategically located deep-water marine terminals receive pellets from multiple facilities to minimize transportation and to accumulate necessary volumes for bulk shipments.

Shipping



Our pellets are shipped in large drybulk cargo vessels. At every production point, pellets are inspected for quality to meet customer specifications and to ensure that our renewable wood pellets serve as a reliable source of energy that directly replaces fossil fuels.

enviva | 4Q22 UPDATE

6

Q 3 2 0 2 1 U P D A T E 4 Q 2 2 U P D A T E CHESAPEAKE CLUSTER (MTPY) Southampton VA (SOU) 760k Ahoskie, NC (AHO) 410k Northampton, NC (NOR) 750k Port of Chesapeake, VA (CHE)* 2.5M WILMINGTON CLUSTER (MTPY) Hamlet, NC (HAM) 600k Sampson, NC (SAM) 600k Greenwood, SC (GRE) 600k Port of Wilmington, NC (WIL)* 3.0M *terminal throughput capacity SAVANNAH CLUSTER (MTPY) Waycross, GA (WAY) 800k Port of Savannah, GA (SAV)* 1.5M PLANT SITES UNDER CONTROL / ASSESSMENT TERMINALS OWNED OR LEASED PLANTS UNDER DEVELOPMENT / CONSTRUCTION PLANTS OWNED AND OPERATED EXISTING PELLET 10 PRODUCTION PLANTS MTPY TOTAL ~11M TERMINALING CAPACITY DEEP-WATER MARINE 6 TERMINALS MTPY TOTAL EXISTING NAMEPLATE PRODUCTION ~6.2M CAPACITY Amory, MS (AMO) 115k Port of Mobile, AL (MOB)* 115k Cottondale, FL (COT) 780k Port of Panama City, FL (PAN)* 780k PASCAGOULA CLUSTER (MTPY) Lucedale, MS (LUC) 750k Epes, AL (EPES) 1.1M Port of Pascagoula, MS (PAS)* 3M+ STRATEGICALLY LOCATED ASSETS1

4Q22 & FY2022 FINANCIAL OVERVIEW

4Q22 FINANCIAL RESULTS[1]

4Q22 DELIVERED VOLUMES REPRESENT A SIGNIFICANT STEP UP FROM 3Q22 AND UNDERPIN THE STRONG, GROWING CASH FLOW GENERATION OF ENVIVA'S ASSET PLATFORM

$ in millions, unless noted	**4Q22** As Reported	**Deferred Gross Margin Transactions** ("DGMT")	**4Q22** Excluding DGMT Impact**
Net Revenue	$ 239.3	$ 175.1	$414.4
Gross Margin	5.6	79.7	85.3
Adjusted Gross Margin*	36.3	88.9	125.2
Net Loss	(77.4)	107.9	30.5
Adjusted EBITDA*	18.6	88.9	107.5
Distributable Cash Flow (DCF)*	(1.7)	88.9	87.2
Adjusted Gross Margin ($/MT)*	35.32	49.69	85.01

**Adjusted gross margin, adjusted EBITDA, distributable cash flow, and adjusted gross margin per MT are non-GAAP financial measures*
***All financial measures presented excluding the DGMT impact are non-GAAP financial measures; please refer to Slide 10 for more details on the DGMT*

Delivered record volumes of 1.5 million metric tons ("MT"):

- 18% quarter-over-quarter increase compared to 3Q22
- 10% year-over-year increase compared to 4Q21

Adjusted EBITDA excluding DGMT impact (see Slide 10) in line:

- 4Q22 adjusted EBITDA excluding DGMT impact of $107.5 million in expected range of $103 million to $123 million
- 77% quarter-over-quarter increase compared to 3Q22

5.2% YoY Dividend Growth

- 4Q22 dividend declared of $0.905/share represents 5.2% growth over 4Q21

Signed 3 new long-term industrial contracts at increased pricing:

- 10 to 15-year, new European industrial customer; deliveries ramping to up to 500,000 MTPY, starting in 2024
- 10-year, new European industrial customer, 60,000 MTPY starting in 2025
- 10-year with existing global customer related to sustainable aviation fuel ("SAF") production; deliveries of ~60,000 MTPY starting in 2025

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

9

4 Q 2 2 U P D A T E DEFERRED GROSS MARGIN TRANSACTIONS ( “ D G M T ” ) ▪ Enviva has multiple long-term contracts with a large European customer for the sale of approximately 2.8 million MT from 4Q22 through 2026 ▪ In 4Q22, Enviva entered into agreements with this same customer to purchase approximately 1.8 million MT of wood pellets between 2023 and 2025 ▪ Under GAAP, the 4Q22 purchase agreements constituted a contract modification of the existing sales contracts. Because the scope of the modification resulted in a net decrease in future sales volumes to this customer, Enviva was required to account for the modification as if it terminated its existing sales contracts and created a new, single contract. Accordingly, the amount of consideration to be received for the sale of approximately 2.8 million MT will be allocated based on an average sales price per MT to the remaining sales during the life of the deemed new contract ▪ Additionally, the 4Q22 agreements to purchase approximately 1.8 million MT of wood pellets during 2023 - 2025 constitute, for GAAP purposes, a repurchase agreement. Under GAAP, Enviva is required to account for the purchase agreements as a financing arrangement ▪ As a result, approximately 450,000 MT of wood pellets sold to this customer in 4Q22 are reflected as a financing transaction in our consolidated financial statements as opposed to product sales: → Gross sales proceeds of $175 million are presented as financing liabilities on our balance sheet → Cost of goods sold of approximately $95 million, inclusive of depreciation and amortization of approximately $9 million, are presented as inventory → In addition, non-cash interest expenses of approximately $10 million have been recorded, reflecting the difference between the future purchase price of the approximately 1.8 million MT and the average sale price per MT over approximately 1.8 million MT → $102 million of cash was received during 4Q22 from this customer, and is included in net cash provided by financing activities as opposed to cash provided by operating activities; the remaining $73 million of cash related to the $175 million of gross sales proceeds was collected in January and February 2023 ▪ Had Enviva not accounted for the transactions with the customer as financing transactions, 2022 gross margin (excluding depreciation and amortization) would have been higher by $88.9 million, and interest expense lower by $10 million ▪ In addition, net cash provided by operating activities would have been higher by approximately $102 million Reversal of DGMT Enviva expects the Deferred Gross Margin Transactions to increase gross margin by $88.9 million over the remaining duration of the purchase agreements with our customer As such, we expect approximately 50% of such increase will be reported in 2024 and 50% in 2025 We expect adjusted EBITDA to increase in the same manner as gross margin for 2024 and 2025 10 See Supplemental Information for endnotes

FULL-YEAR 2022 **FINANCIAL RESULTS**

2022 MARKS FIRST YEAR OF BEING A CORPORATION, AFTER CONVERSION FROM MASTER LIMITED PARTNERSHIP

$ in millions, unless noted	**2022** As Reported	**Deferred Gross Margin Transactions** ("DGMT")	**2022** Excluding DGMT Impact**
Net Revenue	$ 1,094.3	$ 175.1	1,269.4
Adjusted Gross Margin*	217.1	88.9	306.0
Net Loss	(168.4)	107.9	(60.5)
Adjusted EBITDA*	155.2	88.9	244.1
Distributable Cash Flow (DCF)*	81.3	88.9	170.2
Adjusted Gross Margin ($/MT)*	46.65	13.36	60.01

**Adjusted gross margin, adjusted EBITDA, distributable cash flow, and adjusted gross margin per MT are non-GAAP financial measures*

***All financial measures presented excluding the DGMT impact are non-GAAP financial measures; please refer to Slide 10 for more details on the DGMT*

Adjusted EBITDA excluding DGMT impact in line:

- 2022 adjusted EBITDA excluding DGMT impact of $244.1 million in expected range of $240 million to $260 million
- 8% year-over-year increase compared to 2021 non-recast adjusted EBITDA (a non-GAAP financial measure) of $226.1 million

Stable, Durable Dividends:

- During 2022, quarterly dividend payout was flattened to a stable $0.905/share, for to a total dividend payout of $3.62/share for 2022
- Dividends are projected to remain stable during 2023, at a quarterly payout of $0.905/share, with an expected total dividend payout of $3.62/share

Recently announced 12 agreements, including 3 industrial contracts:

- New agreements reflect favorable pricing environment for biomass
- Over the past year, Enviva's contracted revenue backlog has increased by approximately $3 billion, growing from $21 billion to ~$24 billion; during the same time, Enviva's customer sales pipeline has increased by $10 billion, growing from over $40 billion to over $50 billion

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

11

CAPITALIZATION AND FINANCIAL FRAMEWORK

SUBSTANTIAL LIQUIDITY AND STRONG CASH FLOW GENERATION SUPPORT MAINTENANCE OF STABLE DIVIDEND

FINANCIAL PRIORITIES

Enviva is committed to maintaining substantial liquidity and financial flexibility, driven by strong, growing cash flow and availability under our revolving credit facility

SUBSTANTIAL LIQUIDITY & ATTRACTIVE DIVIDEND YIELD

- Pro forma liquidity, including PIPE and Term Loan, is approximately $733 million as of December 31, 2022
- Stable, growing cash flows are expected to enhance financial flexibility and provide the ability to increase dividends and return of capital to shareholders over time, as new plants are placed in service the

STRONG DIVIDEND COVERAGE

- Dividend coverage of over 1.0x projected for 2023; long-term target of 1.5x dividend coverage projected by 2026[1]

SELF-FUNDED GROWTH FINANCING

- Transitioning to fully self-funded growth model over time, which means annual total capital expenditures will be fully funded by cash flow generated by the business; Enviva expects to steadily reduce future capital market needs until the fully self-funding state is achieved

CONSERVATIVE LEVERAGE

- Leverage ratio target is between 3.5 and 4.0 times, as calculated under the terms of our revolving credit facility:
  - → Our 2022 year-end leverage on a pro forma basis for the PIPE transaction, excluding the DGMT impact, was ~4.7x on a reported basis, and ~3.5x based on our credit facility agreement
  - → For 2023, reported leverage is forecasted to be ~4.8x, with leverage as calculated by our credit facility agreement being ~3.7x

$ in millions	
EVA Capitalization – Pro forma for PIPE and Term Loan*	**As of December 31, 2022**
Cash, Cash Equivalents, and Restricted Cash	$251
Revolving Credit Facility	88
Term Loan	105
2026 Senior Notes	750
Alabama Tax-Exempt Senior Bonds	250
Mississippi Tax-Exempt Senior Bonds	100
Other Debt	68
Net Debt	**$1,110**
Common Shares[2]	2,400
Total Capitalization	**$3,510**

*Assumes net proceeds from PIPE and Term Loan applied to revolving credit facility

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

12

2023 GUIDANCE

DOUBLE-DIGIT GROWTH FORECASTED FOR 2023 ADJUSTED EBITDA COMPARED TO 2022

Significant growth forecasted for 2023, driven by:

1. **Sales price increases**: Embedded contract pricing escalators, deliveries into new, higher priced contracts, and repricing of certain legacy contracts at higher prices, are offset in 2023 by an expected reduction in forecast spot market prices and sales as compared to 2022
2. **Increased produced volume:** Full year of production from Lucedale plant and increased utilization rates expected across asset platform due to multiple improvements and expansion projects completed
3. **Lower commodity prices:** Lower natural gas and diesel forward curves coupled with hedging program expected to reduce operating costs across asset platform. For example, during 2022 we paid diesel surcharges to raw material suppliers which are not expected to be paid during 2023. Additionally, the 2023 forward curve for natural gas is ~$3/mmbtu lower than the average for 2022, and the 2023 diesel forward curve is lower by ~$0.60/gallon vs the average for 2022
4. **Operating cost reductions expected:** Economies of scale and improved buying power expected to reduce sourcing costs; increased reliability of plants expected to reduce repair costs

$ millions, unless noted	2023 Guidance
Net Loss	(48.0) – (18.0)
Adjusted EBITDA	305.0 – 335.0
Dividend per Common Share	$3.62

2023 Adjusted EBITDA Guidance Walk

($ in millions)



~30%
Like prior years, 2023 adjusted EBITDA generation expected to be weighted 1/3rd in 1H23, and 2/3rds in 2H23
~$155
~$89*
Deferred Gross Margin Transactions (DGMT)
~$244
~$(30)
Reduction in forecast spot market prices and sales, offset partially by higher contracted sales prices
~$50
Increased production volume, driven by Lucedale, completed expansions, and throughput improvements
~$25
Lower Y-o-Y commodity-driven expenses (both direct and indirect natural gas, electricity, diesel charges)
~$30
Operating cost reductions & fixed cost absorption
~$320
2022 Reported Adjusted EBITDA
2022 Adjusted EBITDA Excluding Deferred Gross Margin Transactions Impact
2023 Adjusted EBITDA Guidance Midpoint

*DGMT impact added back because finished goods were sold at market price, as part of Enviva's normal course of business, with cash collected and product consumed by the customer; an adjustment has been made in the $30 million of "reduction in forecast spot market prices and sales" to account for the incremental margin attributed to higher spot market prices and sales during 2022 that are not expected to repeat at the same level in 2023

enviva | 4Q22 UPDATE
13

2023 CASH FLOW FORECAST TO COVER DIVIDENDS @ 1.09x TO 1.30x

2023 ADJUSTED EBITDA LESS CASH INTEREST AND CHANGES IN WORKING CAPITAL EXPECTED TO EXCEED DIVIDENDS

Strong Cash Flow From Operating Activities ("CFFO") Forecasted for 2023

2023 CFFO expectations:

- Range of $250 million to $300 million (inclusive of $6 million of Support Payments)
- Working capital improvements expected to generate up to $50 million in positive cash flow
- CFFO covering dividends at a range of 1.09x to 1.30x
- Cash dividends of ~$230 million:
  - → Inclusive of shares issued as part of recent PIPE
  - → Expected to be characterized for tax purposes as a return of capital

- Forecasted liquidity at year-end 2023 expected to be ~$390 million, assuming no further equity or debt issuances during 2023:
  - → Cash provided by CFFO at the mid-range of $275 million
  - → Capex at the mid-range of $390 million
  - → Dividend payment of $230 million

2023 Adjusted EBITDA Guidance Walk to Forecasted Cash Flow From Operations Range

($ in millions)


~$320
~$(70)
~$50
~$300
Cash interest payments
Cash provided by working capital changes
~$250
~$20 MCX*
~$230
2023 Forecasted Dividend Payments
2023 Adjusted EBITDA Guidance Midpoint
2023 Forecasted CFFO
(inclusive of $6 million of Support Payments)

*Maintenance capital expenditures

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

14

2023 TOTAL CAPEX GUIDANCE

~5x PROJECT INVESTMENT MULTIPLE

- We expect to construct our new fully contracted wood pellet production plants at an approximately 5x, or better, adjusted EBITDA[1] project investment multiple

CAPEX SPEND BACK-HALF WEIGHTED

- Capital expenditures are expected to be back-half weighted for 2023, with over 60% of the spend expected to be incurred during the second half of 2023
- Epes and Bond plants are contracted and liquidity on hand is sufficient to fund construction

LOW MAINTENANCE CAPEX

- Our maintenance capex guidance is ~$20 million, which is approximately 5% of the midpoint of our total capital expenditures guidance range, and is approximately 6% of our expected 2023 adjusted EBITDA (using the midpoint of the guidance range)

QUICK CAPEX TO CASH CONVERSION CYCLE

- Our build cycle enables us to construct a fully contracted plant within 18 to 24 months, with construction of our Bond and beyond facilities expected to be fully de-risked with a top-tier EPC firm. When fully ramped, new-build plants are expected to each have the capacity to generate between $75 million and $90 million in annual adjusted EBITDA[1]

2023 Projected Total Capital Expenditures *($ in millions)*

Greenfield Site Development & Construction	Expansions	Maintenance Capital
$295 - $325	$50 - $70	~$20

Total: $365 - $415[2]

2023 Total Capex Categories	Capacity Additions (MTPY)	Forecasted In-Service Date[3]
EPES PLANT	1.1MM	1H24
BOND PLANT	1.1MM	1H25
FUTURE PLANT SITES	1.1MM/ea	TBD
EXPANSION PROJECTS	TBD	2023/2024
MAINTENANCE CAPITAL	N/A	N/A

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

15

CURRENT **CONTRACT** OVERVIEW

FULLY CONTRACTED REVENUE BACKLOG PROVIDES SIGNIFICANT CASH FLOW VISIBILITY AND DURABILITY

~$24 Billion

Firm and Contingent Contracted Revenue Backlog[1]

~14 Years

Weighted Average Remaining Term[1]

$50+ Billion

Customer Sales Pipeline[1]

Enviva has announced 12 meaningful long-term agreements over the last 12 months, with terms reflecting the current strong pricing environment:

1. Contract with first U.S. counterparty (Alder Fuels) to co-develop a woody biomass supply chain for advanced transportation fuels, including SAF, with deliveries of up to 750,000 MTPY expected to commence in 2024
2. Non-binding MOU with a European utility focused on safe and weather-independent supply of energy. MOU has a tenor of 10 - 15 years with delivered volumes expected to be at least 1MM MTPY; initial deliveries projected to start as early as 2024
3. New contract with existing customer RWE for delivery of 90K MT during 2022, increasing to 180K MTPY for 2023 through 2026
4. New tranche of contracted deliveries to a longstanding European Union-based customer; deliveries expected to total an incremental 720K MTs through 2027
5. New contract with an existing customer, a large European utility, for industrial heat generation; 60K MTPY, 12-year, take-or-pay off-take contract with deliveries expected to commence during 2026
6. 15-year contract with new industrial products customer beginning in 2023 with volumes expected to ramp up to 600K MTPY by 2031
7. 10-year contract with new European manufacturer starting in 3Q22, with volumes expected around 60K MTPY
8. 5-year contract with new European customer who supplies the European thermal heating market; deliveries commenced in the second half of 2022, with volumes ramping to approximately 150,000 MTPY
9. 10-year contract, extendable for 5 years, with existing European customer for 800,000 MTPY; starting in 2027
10. 10 to 15-year contract with new European industrial customer; deliveries ramping to 500,000 MTPY, starting in 2024
11. 10-year contract with a new European industrial customer converting from lignite coal to wood pellet usage; expected to commence in 2025 with annual deliveries of 60,000 MTPY
12. 10-year contract with existing global customer related to sustainable aviation fuel ("SAF") production; deliveries of ~60,000 MTPY starting in 2025

Enviva's contracts are diversified across multiple geographies and industries, with significant deliveries to Japanese and European customers, as well as deliveries to U.S.-based customers expected to commence in 2024


CURRENT 2025 OFF-TAKE CONTRACT MIX
Drax
Lynemouth
MGT
Orsted
RWE
Mitsubishi
Marubeni
Ichihara
Sumitomo
Suzukawa
Other Creditworthy Japanese Customers
Potential Deliveries Related to Industrial Contract

Enviva's deliveries to its largest customer are expected to be ~15% of total deliveries by 2025

enviva | 4Q22 UPDATE

See Supplemental Information for endnotes

16

Q 3 2 0 2 1 U P D A T E 4 Q 2 2 U P D A T E CAPITAL PROJECTS OVERVIEW

4 Q 2 2 U P D A T E 18 GROWTH PLAN On path to doubling adjusted EBITDA over next 4 years1 , with each plant adding $75 - $90 million annually at a 5X multiple 2022 2023 2024 2025 2026 EPES, ALABAMA PLANT BOND, MISSISSIPPI PLANT CAPITAL-LIGHT EXPANSIONS 2 PLANTS (under development) 3 rd PARTY PELLET PURCHASES 2 ADDITIONAL PLANTS (under option) 3 Adjusted EBITDA (before DGMT impact) ~$244 ~$5002 CONSTRUCTION PERIOD (in $ millions) Construction underway Year 0 Year 1 Year 2 Year 3 Year 4 1.1 million MTPY x 2 2027 Year 5 1.1 million MTPY 1.1 million MTPY DEVELOPMENT PERIOD 1.1 million MTPY x 2 See Supplemental Information for endnotes

4 Q 2 2 U P D A T E FORECAST ANNUAL ADJUSTED EBITDA FOR NEW GREENFIELD PLANTS NOW $75 - $90 MILLION1 UP 25% OVER PRIOR ESTIMATE DUE TO CONTRACT PRICE INCREASES AND ENGINEERED IMPROVEMETS $65 $10 $10 0 10 20 30 40 50 60 70 80 90 100 Improved Utilization Original Expectations of 1.1 Million MTPY Plant ANNUAL ADJUSTED EBITDA PER PLANT $MM Firm Contract Sales Price Increases Low end of Expectations of 1.1 Million MTPY Plant Expected Cost Efficiencies with New Plant Design High end of Expectations of 1.1 Million MTPY Plant ▪ In early 2022, adjusted EBITDA expectation for 1.1 million MTPY new-build plant was $65 million per year ▪ During 2022, several factors drove contract prices durably higher, which are expected to translate into an incremental $10 million per year in plant-level adjusted EBITDA: → Contract price escalators, based on 2022 actual inflation factors, increased 2023 expectations by 5%, from 3% to 8% → Signed new, higher-priced contracts with existing and new customers ▪ Additionally, we upgraded our plant design as the result of a value engineering exercise, and the new design is expected to increase plant utilization rates while driving operating cost efficiencies, after accounting for projected annual inflation: → Redundancies and process improvements expected to improve utilization rates and drive ~$10 million incremental annual adjusted EBITDA → Cost efficiencies, automation, expected to drive $5 million of incremental annual adjusted EBITDA $75 $5 19 See Supplemental Information for endnotes $90

4 Q 2 2 U P D A T E CAPITAL COST EXPECTATIONS FOR NEW GREENFIELD PLANTS $200 $325 ~$375 $50 $25 0 50 100 150 200 250 300 350 400 750K MT Capacity Plant Scaling Factor from 750K- >1.1MM Base case for Epes plant at 1.1MM MT capacity Redundancy and Reliability Investments EPC G&A and Risk Premium Average Cost per 1.1MM MT Plant $35 Total Installed Cost $MM Building Materials Inflation & Scope Expansions Value Engineering Reduction $(10) 20 $75 $250 Original Expectations for 1.1MM MT Plant Per Plant Capital Expenditures Walk From Prior 750k MT Design to New 1.1MM MT Design ($ in millions) See Supplemental Information for endnotes EPC Execution Strategy and Risk Mitigation Decisions Increase Base Case Average Cost of New Capacity ▪ Continued labor challenges and dislocations in the construction trades are a key driver of decision to contract with large, fully staffed, national and international EPC firms ▪ Ability to secure guaranteed cost and schedule for plant delivery is particularly important in a construction market where materials escalation and labor inflation has exceeded 20% over the last two years ▪ Based on improvements in equipment from our critical supply chain partners, we are seeing important improvements in the cost of operations of the plant and scale economies from the larger plant size ▪ In addition, several proven process improvements realized across our existing fleet are being incorporated in new builds which are expected to reduce operating costs including investments in redundancy and reliability that will improve asset availability and utilization rates

I N V E S T O R P R E S E N T A T I O N SUSTAINABILITY INFORMATION

4 Q 2 2 U P D A T E See Supplemental Information for endnotes 22 SUBSTANTIAL LIFECYCLE GHG EMISSIONS REDUCTIONS & LOWEST-COST, DROP-IN RENEWABLE SOLUTION Wood pellets provide the low-cost, drop-in replacement for coal Wood Pellets¹ Southern PRB Coal² Heat Content (BTU/lb) 8,000 8,600 Moisture 4 – 10% 26 – 30% Ash 0 – 2% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% Wood Pellet vs. Coal Attributes 0.0 0.2 0.4 0.6 0.8 1.0 kgCO2e/kWh 87% 94% 71% 82% GHG Emissions Reduction in Electricity Generation GHG Emissions Reduction in CHP Applications Lifecycle GHG Emissions Reduction vs. Fossil Fuels3 235 102 236 228 330 408 461 0 161 86 124 124 140 124 Wood Pellets Coal Natural Gas Crude Oil Jet Fuel Methanol Heating Oil Fuel and Carbon Cost in Europe 20254 Fuel (USD$/17GJ) Carbon Cost 322 352 454 548 585 263 ▪ According to various industry sources, wood pellets are currently the cheapest form of thermal energy generation in Europe 4 ▪ Enviva’s long-term contracted wood pellets at $220 - $240 /MT5 makes biomass generation in the EU more profitable than conventional generation, especially compared to delivered LNG prices ▪ Biomass continues to be competitive with natural gas and coal across the price curve

4 Q 2 2 U P D A T E ENVIVA’S ACTIVITIES SUSTAIN HEALTHY, THRIVING FORESTS Our Track & Trace® Program, a one-of-a-kind monitoring program, is an important element of our Responsible Sourcing Policy and complements our third-party sustainability certifications. Forest inventory in Enviva’s specific primary counties has increased by 21% since 20111 Certifications with Annual Audits by Independent Certification Bodies: See Supplemental Information for footnotes 23 * This material is out of scope of the T&T program. All volumes in these categories were sourced in line with our Responsible Sourcing Policy.

NON-GAAP FINANCIAL MEASURES

4 Q 2 2 U P D A T E NON-GAAP FINANCIAL MEASURES Non-GAAP Financial Measures In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted net income, adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. In addition, as a result of our Simplification Transaction, we were required to recast our historical financial results in accordance with GAAP. Accordingly, any results presented on a non-recast basis constitute a Non-GAAP measure. The estimated incremental adjusted EBITDA that can be expected from Enviva’s development of new wood pellet plant capacity is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings we expect to realize. Such estimates are based on numerous assumptions and are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks that could cause actual results and amounts to differ materially from such estimates. A reconciliation of the estimated incremental adjusted EBITDA expected to be generated by a new wood pellet production plant constructed by Enviva to the closest GAAP financial measure, net income (loss), is not provided because net income (loss) expected to be generated is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such a plant and depreciation is not available at this time. 25 Adjusted Net (Loss) Income We define adjusted net (loss) income excluding acquisition and integration costs and other, early retirement of debt obligation, Support Payments, Executive separation, effects of COVID-19, and the war in Ukraine. We believe that adjusted net (loss) income enhances investors’ ability to compare the past financial performance of our underlying operations with our current performance separate from certain items of gain or loss that we characterize as unrepresentative of our ongoing operations. Adjusted Gross Margin and Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding loss on disposal of assets and impairment of assets, non-cash equity-based compensation and other expense, depreciation and amortization, changes in unrealized derivative instruments related to hedged items, acquisition and integration costs and other, Support Payments, effects of COVID-19 and the war in Ukraine. We define adjusted gross margin per metric ton as adjusted gross margin per metric ton of wood pellets sold. We believe adjusted gross margin and adjusted gross margin per metric ton are meaningful measures because they compare our revenue-generating activities to our cost of goods sold for a view of profitability and performance on a total-dollar and a per-metric ton basis. Adjusted gross margin and adjusted gross margin per metric ton primarily will be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our wood pellet production plants and our production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, income tax expense (benefit), early retirement of debt obligation, non-cash equity-based compensation and other expense, loss on disposal of assets and impairment of assets, changes in unrealized derivative instruments related to hedged items, acquisition and integration costs and other, Executive separation, effects of COVID-19 and the war in Ukraine, and Support Payments. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

4 Q 2 2 U P D A T E NON-GAAP FINANCIAL MEASURES, (cont.) 26 Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less cash income tax expenses, interest expense net of amortization of debt issuance costs, debt premium, and original issue discounts, non-cash interest expense from Deferred Gross Margin Transactions, and maintenance capital expenditures. We use distributable cash flow as a performance metric to compare our cash-generating performance from period to period and to compare the cash-generating performance for specific periods to the cash dividends (if any) that are expected to be paid to our shareholders. We do not rely on distributable cash flow as a liquidity measure. Limitations of Non-GAAP Financial Measures Adjusted net income (loss), adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow, as well as our Non-Recast Presentation are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income (loss), adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow, or our Non-Recast Presentation, in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

4 Q 2 2 U P D A T E NON-GAAP FINANCIAL MEASURES RECONCILIATION Three Months Ended December 31, 2022 2021 Recast 2021 Non-Recast (in millions) Net loss $ (77.4) $ (61.4) $ (34.0) Acquisition and integration costs and other 2.9 23.8 24.1 Early retirement of debt obligation - 9.4 - Support Payments 4.0 25.1 25.1 Executive separation 20.8 - - Adjusted net (loss) income $ (49.6) $ (3.1) $ 15.2 27 The following table provides a reconciliation of 4Q22 net loss to adjusted net income (loss), and the same reconciliation for 4Q21 on a recast basis and non-recast basis:

4 Q 2 2 U P D A T E NON-GAAP FINANCIAL MEASURES RECONCILIATION, (cont.) Three Months Ended December 31, 2022 2021 Recast 2021 Non-Recast (in millions, unless otherwise noted) Gross margin* $ 5.6 $ 21.2 $ 23.6 Loss on disposal of assets and impairment of assets 3.8 2.9 2.9 Non-cash equity-based compensation and other expense 1.1 0.6 0.6 Depreciation and amortization 24.1 22.6 22.6 Changes in unrealized derivative instruments (1.3) 0.9 0.9 Acquisition and integration costs and other (1.0) - - Support Payments 4.0 25.1 25.1 Adjusted gross margin $ 36.3 73.3 $ 75.7 Metric tons sold (in thousands) 1,027 1,344 1,344 Adjusted gross margin per metric ton ($/metric ton) $ 35.32 54.57 $ 56.32 28 The following table provides a reconciliation of 4Q22 gross margin to adjusted gross margin and adjusted gross margin per metric ton, and the same reconciliations for 4Q21 on a recast basis and non-recast basis: * Gross margin is defined as net revenue less cost of goods sold (including related depreciation and amortization and loss on disposal of assets).

4 Q 2 2 U P D A T E NON-GAAP FINANCIAL MEASURES RECONCILIATION, (cont.) Three Months Ended December 31, 2022 2021 Recast 2021 Non-Recast (in millions) Net loss $ (77.4) $ (61.4) $ (34.0) Add: Depreciation and amortization 26.9 24.0 23.9 Interest expense 29.0 10.2 9.4 Income tax expense (benefit) 2.5 (13.1) - Early retirement of debt obligation - 9.4 - Non-cash equity-based compensation and other expense 7.1 33.5 15.7 Loss on disposal of assets and impairment of assets 4.1 2.9 2.9 Changes in unrealized derivative instruments (1.3) 0.9 0.9 Acquisition and integration costs and other 3.0 23.8 24.1 Support Payments 4.0 25.1 25.1 Executive separation 20.8 - - Adjusted EBITDA $ 18.6 $ 55.1 $ 68.0 29 The following table provides a reconciliation of 4Q22 net loss to adjusted EBITDA, and the same reconciliation for 4Q21 on a recast basis and non-recast basis:

4 Q 2 2 U P D A T E Three Months Ended December 31, 2022 2021 Recast 2021 Non-Recast (in millions) Adjusted EBITDA $ 18.6 $ 55.1 $ 68.0 Less: Interest expense, net of amortization of debt issuance costs, debt premium, original issue discount, and non-cash interest expense from the Deferred Gross Margin Transactions 18.9 9.5 10.3 Maintenance capital expenditures 1.3 2.8 2.8 Distributable cash flow attributable to Enviva Inc. $ (1.7) $ 42.9 $ 54.9 30 See Supplemental Information for endnotes The following table provides a reconciliation of 4Q22 adjusted EBITDA to distributable cash flow, and the same reconciliation for 4Q21 on a recast basis and non-recast basis: NON-GAAP FINANCIAL MEASURES RECONCILIATION, (cont.)

4 Q 2 2 U P D A T E 2023 GUIDANCE Twelve Months Ending December 31, 2023 Estimated net loss $ (48.0) – (18.0) Add: Depreciation and amortization 136.0 Interest expense* 159.0 Income tax expense – Non-cash equity-based compensation expense 40.0 Loss on disposal of assets 10.0 Changes in unrealized derivative instruments 2.0 Support Payments 6.0 Estimated adjusted EBITDA $ 305.0 – 335.0 The following table provides a reconciliation of the estimated range of net income (loss) to the estimated range of adjusted EBITDA for the twelve months ending December 31, 2023 (in millions): 31 See Supplemental Information for endnotes * Interest expense includes $89.0 million of non-cash interest expense resulting from the Deferred Gross Margin Transactions impact.

Q 3 2 0 2 1 U P D A T E SUPPLEMENTAL INFORMATION

4 Q 2 2 U P D A T E SUPPLEMENTAL INFORMATION 33 Slide 5 (Enviva) 1. Enviva’s total expected production capacity as of December 31, 2022, including the Lucedale, Mississippi plant (the “Lucedale plant”) after it has achieved its nameplate capacity. The total expected production capacity also includes part of the expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the “Multi-Plant Expansions”), which are expected to be completed during 2023. The total expected production capacity does not include the recently announced expansion at our plant in Ahoskie, North Carolina (the “Ahoskie plant”). 2. On February 17, 2021, Enviva announced its goal of achieving net-zero Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions in its operations by 2030. 3. As of January 1, 2023, Enviva’s total weighted-average remaining term of take-or-pay off-take contracts is approximately 14 years, with a total contracted revenue backlog of approximately $24 billion. Enviva’s contracted revenue backlog is complemented by a customer sales pipeline that now exceeds $50 billion, which includes higher-priced contracts in various stages of negotiation. 4. Enviva expects to construct new fully contracted wood pellet production plants at an approximately 5x adjusted EBITDA project investment multiple. 5. Based on current information. There can be no assurance that the growth plan will occur on the estimated timeline, if at all. 6. Given the quality and size of our current customer sales pipeline, we believe we will be able to support the addition of at least four new fully contracted wood pellet production plants and several highly accretive expansion projects, which, over the next four years, would roughly double our current adjusted EBITDA generation. 7. Enviva’s customer sales pipeline includes the previously announced J-Power and German utility MOUs. Our customer sales pipeline comprises long-term, take-or-pay off-take opportunities in our traditional markets for biomass-fired power and heat generation in geographies ranging from the United Kingdom to the European Union (including opportunities in Germany and Poland), to Asia (including incremental demand in Japan and emerging potential in Taiwan), as well as in developing industrial segments across the globe (including steel, cement, lime, chemicals, sustainable aviation fuel (“SAF”), biomethanol, and biodiesel). We are negotiating long-term wood pellet supply contracts with several leading industrial companies in each of these hard-to-abate sectors that are actively and urgently pursuing large-scale reductions of lifecycle GHG emissions. 8. Enviva remains committed to conservatively managing its balance sheet and continues to target a leverage ratio between 3.5 and 4.0 times, as calculated under the terms of its revolving credit facility. 9. Enviva finalized its Green Finance Framework, which outlines our commitment to fund projects that expand renewable energy generation, increase biofuel and SAF production, and provide a renewable feedstock for hard-to-abate products. On January 19, 2022, we received an independent second-party opinion from S&P Global confirming alignment with the Green Bond Principles, ICMA, 2021 and Green Loan Principles, LMA/LSTA/APLMA, 2021. Slide 6 (Enviva’s Operations) 1. Based on Forestry Production and Trade data from the UN FAO: https://www.fao.org/faostat/en/#data/FO. 2. See FAOSTAT, Food & Agric. Org. of the United Nations, https://www.fao.org/faostat/en/#data/FO; see also Enviva, Seeing the Forest: Sustainable Wood Bioenergy in the Southeast United States 9 (2020). 3. Our Responsible Sourcing Policy outlines Enviva’s standards for forest stewardship in three critical areas: (1) at the tract level, with strict standards for forest sourcing; (2) throughout our supply chain, with provisions for verification, transparency, and reporting; and (3) in pledges for conservation leadership on landscape-level challenges and opportunities. It should be noted that in some jurisdictions, there is insufficient demand from local sawmills, or the paper and pulp industry, depending on cyclical dynamics or occasional mill closures/reductions in operating scale.

4 Q 2 2 U P D A T E 34 SUPPLEMENTAL INFORMATION, (cont.) Slide 7 (Strategically Located Assets) 1. Production volumes disclosed represent nameplate production capacity at each plant. 2. Enviva’s total expected production capacity as of December 31, 2022, including the Lucedale, Mississippi plant (the “Lucedale plant”) after it has achieved its nameplate capacity. The total expected production capacity also includes part of the expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the “Multi-Plant Expansions”), which are expected to be completed during 2023. The total expected production capacity does not include the recently announced expansion at our plant in Ahoskie, North Carolina (the “Ahoskie plant”). 3. We export wood pellets from our wholly owned deep-water marine terminals at the Port of Chesapeake, Virginia (the “Chesapeake terminal”), the Port of Wilmington, North Carolina (the “Wilmington terminal”), and the Port of Pascagoula, Mississippi (the “Pascagoula terminal”) and from third-party deep-water marine terminals in Mobile, Alabama (the “Mobile terminal”), Panama City, Florida (the “Panama City terminal”) and Savannah, Georgia (the “Savannah terminal”). 4. Enviva has commenced construction of the fully contracted 1.1 million MTPY plant in Epes, Alabama, the second plant in our Pascagoula cluster. Slide 15 (Capex Guidance) 1. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA from a plant developed by Enviva internally to the most directly comparable GAAP financial measures, see limitations of Non-GAAP financial measures in Non-GAAP Financial Measures section. 2. Inclusive of capitalized interest. Slide 9 (4Q22 Financial Results) 1. For more information, please refer to our earnings press release dated March 1, 2023 Slide 12 (Capitalization) 1. Dividend coverage ratio is calculated using distributable cash flow for the period divided by the cash dividend expected to be paid out during the period. 2. Based on EVA’s closing price on March 10, 2023: $32.33. Based on approximately 74,240,000 shares outstanding as of March 10, 2023. Slide 16 (Contract Overview) 1. As of January 1, 2023, Enviva’s total weighted-average remaining term of take-or-pay off-take contracts is approximately 14 years, with a total contracted revenue backlog of approximately $24 billion. Enviva’s contracted revenue backlog is complemented by a customer sales pipeline that now exceeds $50 billion, which includes higher-priced contracts in various stages of negotiation.

4 Q 2 2 U P D A T E 35 SUPPLEMENTAL INFORMATION, (cont.) Slide 18 (Growth Plan) 1. Based on current information and management expectations. There can be no assurance that the growth plan will occur on the estimated timeline, if at all. 2. Includes contribution from 2 fully ramped plants (Epes and Bond), and partial contribution from 1 plant in the ramping phase; does not include contribution from the fourth plant, which is expected to be under construction in 2026 3. Additional plants under option are being evaluated, as Enviva expects to continue to build new plants post 2027 Slide 19 (Annual Adjusted EBITDA Per Plant) 1. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA from a plant developed by Enviva internally to the most directly comparable GAAP financial measures, see limitations of Non-GAAP financial measures in Non-GAAP Financial Measures section. Slide 22 (Emissions Reductions) 1. Enviva estimates. 2. Source: Union Pacific. 3. Boundless Impact Investing: “Life-cycle assessment of U.S. biomass supply and the role of biomass electricity for meeting UK emission objectives”. 4. Sources: Based on Bloomberg, forwards as of February 27, 2023 (heating oil, jet fuel, and methanol 2023 prices assuming forward curve is flat), Argus Media, and other sources including finance.yahoo.com, ons.gov.uk/economy, jet-a1-fuel.com, and www.methanex.com 5. Enviva estimates as of March 1, 2023 Slide 23 (Transparency) 1. Based on data from the U.S. Department of Agriculture’s Forest Inventory and Analysis National Program, FIA EVALIDator

Kate Walsh Vice President, Investor Relations +1 240-482-3793 kate.walsh@envivabiomass.com